UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 18, 2013

ALEXANDER & BALDWIN, INC.
(Exact name of registrant as specified in its charter)

Hawaii	001-35492	45-4849780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

822 Bishop Street, P. O. Box 3440
Honolulu, Hawaii 96801
(Address of principal executive office and zip code)

(808) 525-6611
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 18, 2013, Alexander & Baldwin, Inc. (the "Company") entered into a First Amendment to Credit Agreement ("Amendment") to its $260 million revolving credit facility ("Revolving Credit Facility") by and among Alexander & Baldwin, LLC ("A&B LLC"), Grace Pacific LLC ("Grace"), A&B II, LLC, First Hawaiian Bank, Bank of America N.A., and other lenders party thereto. Under the Amendment, the aggregate capacity under the Revolving Credit Facility is increased to $350 million, the sub-limit for swing line loans is increased from $50 million to $80 million, and the uncommitted increase option is increased to $100 million. Additionally, the Amendment adds Grace as co-borrower, adds A&B II, LLC as guarantor, and modifies certain covenants to account for the Company's acquisition of Grace. The foregoing amendments were undertaken by the Company to consolidate debt facilities, as well as increase the Company's available borrowing capacity due to the acquisition of Grace. All other terms of the Revolving Credit Facility remain substantially unchanged.

On December 18, 2013, the Company entered into an amendment ("Pru Amendment") to its $300 million Note Purchase and Private Shelf Agreement ("Pru Shelf") by and among A&B LLC and Prudential Investment Management, Inc. ("PIM") and certain affiliates of PIM party thereto. The Pru Amendment modifies certain covenants to account for the acquisition of Grace. All other terms of the Revolving Credit Facility remain substantially unchanged.

On December 18, 2013, the Company entered into a short-term facility ("Bridge Loan"), by and among A&B LLC, Bank of America, N.A., and other lenders party thereto, to finance a portion of the Company's $373 million purchase of commercial properties in Hawaii from Kaneohe Ranch and the Harold K.L. Castle Foundation ("Kaneohe Ranch Transaction"), as previously described in the Company's Form 8-K dated November 19, 2013. The Company borrowed $60 million under the Bridge Loan, which bears interest at LIBOR plus 3.00%. The Bridge Loan matures on June 18, 2014 and requires mandatory prepayments of principal using net proceeds primarily from the planned sale of a property scheduled to be sold under IRS Code section 1031 for the purpose of funding the Kaneohe Ranch Transaction in a reverse 1031 transaction.

The foregoing description of the terms of the Amendment, the Pru Amendment, and the Bridge Loan is qualified in its entirety by reference to the Amendment, Pru Amendment, and Bridge Loan, which are filed as Exhibits 10.1, 10.2, and 10.3, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1
First Amendment to Credit Agreement by and among Alexander & Baldwin, LLC, Alexander & Baldwin, Inc., Grace Pacific LLC, A&B II, LLC, Bank of America N.A., First Hawaiian Bank, and other lenders party thereto, dated December 18, 2013.

10.2
Amendment to Amended and Restated Note Purchase and Private Shelf Agreement by and among Alexander & Baldwin, Inc., Alexander & Baldwin, LLC, Prudential Investment Management, Inc., and certain affiliates of Prudential Investment Management, Inc., dated December 18, 2013.

10.3	Credit Agreement by and among Alexander & Baldwin, Inc., Alexander & Baldwin, LLC, and Bank of America, N.A., dated December 18, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 20, 2013

ALEXANDER & BALDWIN, INC.

/s/ Paul K. Ito
Paul K. Ito
Senior Vice President, Chief Financial Officer,
Treasurer and Controller